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                                  EXHIBIT 32.1

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of IElement Corporation, a Nevada corporation (the "Company"), on Form 10-QSB for the period ended December 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), Ivan Zweig, Chief Executive Officer and Chief Financial Officer of the Company, do hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  Ivan Zweig
--------------------------------------
By:  Ivan Zweig
Its: Chief Executive Officer, Director
March 16, 2006

/s/  Ivan Zweig
--------------------------------------
By:  Ivan Zweig
Its: Chief Financial Officer, Director
March 16, 2006


[A signed original of this written statement required by Section 906 has been provided to IElement Corporation and will be retained by IElement Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]